Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

September 29, 2015

Dave & Buster’s Entertainment, Inc.

2481 Mañana Drive

Dallas, Texas 75220

Ladies and Gentlemen:

We have acted as counsel to Dave & Buster’s Entertainment, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1, File No. 333-207031, as amended, and including any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b), (together, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the sale by the parties listed as selling stockholders (the “Selling Stockholders”) in the Registration Statement of the number of shares of common stock (the “Common Stock”), par value $0.01 per share, of the Company specified in the Registration Statement (together with any additional shares that may be sold by the Company pursuant to Rule 462(b) under the Act, the “Shares”). The Shares include Common Stock, to be issued by the Company to certain Selling Stockholders upon exercise of vested stock options (the “Option Exercise Shares”). The Shares are to be sold by the Selling Stockholders pursuant to an underwriting agreement among the Company, the Selling Stockholders and the underwriters named therein (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, (ii) the prospectus contained in the Registration Statement (the “Prospectus”), (iii) the Second Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, incorporated by reference as Exhibit 3.1 to the Registration Statement, (iv) the Second Amended and Restated Bylaws of the Company, incorporated by reference as Exhibit 3.2 to the Registration Statement, (v) the form of Underwriting Agreement, (vi) the form of Common Stock Certificate of the Company, filed as Exhibit 4.1 to the Registration Statement (vii) the Company’s 2010 Stock Incentive Plan (the “Plan”), and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares (other than the Option Exercise Shares) are validly issued, fully paid and non-assessable, and the Shares consisting of Option Exercise Shares, when issued pursuant to the Plan and sold as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement, to the incorporation by reference of this letter into any subsequent registration statement on Form S-1 filed by the Company pursuant to Rule 462(b) of the Act with respect to the Shares and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

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